Exhibit 1
                                 to Schedule 13D
                             Dated December 31, 1998
                             Michael E. Heisley, Sr.
                                       And
                            The Heico Companies, LLC



                             JOINT FILING AGREEMENT


         Michael E. Heisley, Sr. ("Heisley") and The Heico Companies, LLC, a Delaware limited liability company ("Heico") hereby agree that the Schedule 13D to which this statement is attached is filed on behalf of Heisley and Heico and that any amendments to this amendment to Schedule 13D may be filed on behalf of Heisley and Heico.



January 8, 1999

                                     /s/  Michael E. Heisley, Sr.
                                     ----------------------------
                                     Michael E. Heisley, Sr.


                                     The Heico Companies, LLC


                                     By:  /s/ Michael E. Heisley, Sr.
                                          ---------------------------
                                              Michael E. Heisley, Sr.
                                              Manager and President